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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               GENZYME CORPORATION
                               -------------------
             (Exact name of Registrant as Specified in its Charter)


            MASSACHUSETTS                                06-1047163
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)
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    ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS                 02139
      (Address of Principal Executive Offices)                 (Zip Code)
    --------------------------------------------        ------------------------


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
If this Form relates to the registration of a     If this Form relate to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective upon         of the Exchange Act and is effective pursuant
filing pursuant to General Instruction A.(c),     to General Instruction A.(d), please check the
please check the following box. [ ]               following box. [X]
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Securities Act registration statement file number to which this form relates:
          ----------------------
             (If applicable)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

               None                                          None

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                            GGD STOCK PURCHASE RIGHTS
                            GTR STOCK PURCHASE RIGHTS
                            GMO STOCK PURCHASE RIGHTS
        -----------------------------------------------------------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Pursuant to the Renewed Rights Agreement dated as of March 16, 1999 between Genzyme Corporation and American Stock Transfer & Trust Company, as Rights Agent, each outstanding share of Genzyme General Division Common Stock, Genzyme Tissue Repair Division Common Stock and Genzyme Molecular Oncology Division Common Stock also represents one preferred stock purchase right (a "GGD Stock Purchase Right," "GTR Stock Purchase Right" and "GMO Stock Purchase Right," respectively, and, collectively, the "Rights"). The description of the Rights is contained in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on March 17, 1999, which is incorporated herein by reference.

     The Rights being registered hereby replace the preferred stock purchase rights that expire on March 28,1999 and which were registered on the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1997.

ITEM 2.   EXHIBITS.

     1.   Restated Articles of Organization of the Registrant. Filed as
          Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

     2.   Series Designation for the Series A, Series B and Series C
          Junior Participating Preferred Stock of the Registrant. Filed as
          Exhibit 3 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

     3.   By-Laws of the Registrant. Filed as Exhibit 3.2 to the
          Registrant's Current Report on Form 8-K dated December 31, 1991 (File No. 0-14680), and incorporated herein by reference.

     4. Renewed Rights Agreement dated as of March 28, 1999 between the Registrant and American Stock Transfer & Trust Company. Filed as
          Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the Commission on March 17, 1999, and incorporated herein by reference.


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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        GENZYME CORPORATION


Date:  March 25, 1999                  By:   /s/ Peter Wirth
                                             ----------------------------------
                                             Name: Peter Wirth
                                             Title: Executive Vice President



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EXHIBIT NO.    DESCRIPTION
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     1.        Restated Articles of Organization of the Registrant. Filed as
               Exhibit 1 to the Registrants Registration Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

     2. Series Designation for the Series A, Series B and Series C Junior Participating Preferred Stock of the Registrant. Filed as Exhibit 3 to the Registrants Registration Statement on Form 8-A filed with the Commission on June 18, 1997, and incorporated herein by reference.

     3. By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated December 31, 1991 (File No. 0-14680), and incorporated herein by reference.

     4. Renewed Rights Agreement dated as of March 28, 1999 between the Registrant and American Stock Transfer & Trust Company. Filed as
               Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the Commission on March 17, 1999, and incorporated herein by reference.




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